UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2025

SMARTFINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Tennessee	001-37661	62-1173944
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5401 Kingston Pike, Suite 600	37919
Knoxville, Tennessee	(Zip Code)
(Address of principal executive offices)

(865) 437-5700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00 per share	SMBK	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 22, 2025, SmartFinancial, Inc. (the “Company”) held its 2025 Annual Meeting of Shareholders (the “Annual Meeting”). At the Annual Meeting, the Company's shareholders approved the SmartFinancial, Inc. Omnibus Incentive Plan (the “Omnibus Incentive Plan”). A total of 1,690,000 shares of the Company’s common stock are reserved and available for issuance pursuant to awards granted under the Omnibus Incentive Plan. A description of the material terms of the Omnibus Incentive Plan was included in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 8, 2025, and is incorporated herein by reference. A copy of the Omnibus Incentive Plan is attached as Exhibit 99.1 hereto.

Item 5.07Submission of Matters to a Vote of Security Holders.

Of the 17,017,547 shares of common stock of the Company outstanding as of the record date for the Annual Meeting, 13,671,368 shares, or 80.34%, were present at the meeting in person or by proxy.  At the Annual Meeting, Cathy G. Ackermann, Victor L. Barrett, William (“Billy”) Y. Carroll, Jr., William (“Bill”) Y. Carroll, Sr., David A. Ogle, Kelli D. Shomaker, Steven B. Tucker, Wesley M. (“Miller”) Welborn, Keith E. Whaley, O.D., and Geoffrey A. Wolpert were elected as directors of the Company, to serve in such capacity until the 2026 annual meeting of Company shareholders. Additionally, at the Annual Meeting, the Company’s shareholders ratified the appointment of Forvis Mazars, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025, and approved the Omnibus Incentive Plan.

The shareholders also approved, on a non-binding advisory basis, the compensation paid to SmartFinancial’s named executive officers as disclosed in the Proxy Statement.

The final voting results for each proposal put to a vote at the Annual Meeting, all of which were described in the Proxy Statement, are set forth below.

Proposal 1: Election of Directors.  The Company’s shareholders elected each director nominee by the vote indicated for each such nominee below:

NAME	VOTES FOR	VOTES WITHHELD	BROKER NON-VOTES
Cathy G. Ackermann	10,981,725	148,709	2,540,934
Victor L. Barrett	10,694,014	436,420	2,540,934
William ("Billy") Y. Carroll Jr.	10,826,358	304,076	2,540,934
William ("Bill") Y. Carroll Sr.	10,732,375	398,059	2,540,934
David A. Ogle	9,725,149	1,405,285	2,540,934
Kelli D. Shomaker	10,947,893	182,541	2,540,934
Steven B. Tucker	10,804,641	325,793	2,540,934
Wesley M. ("Miller") Welborn	10,822,313	308,121	2,540,934
Keith E. Whaley, O.D.	10,754,089	376,345	2,540,934
Geoffrey A. Wolpert	10,321,615	808,819	2,540,934

Proposal 2: Ratification of Independent Registered Public Accounting Firm.  The Company’s shareholders ratified the appointment of Forvis Mazars, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025, by the following vote:

VOTES FOR	VOTES AGAINST	ABSTENTIONS	BROKER NON-VOTES
13,602,838	67,135	1,395	-

Proposal 3: Advisory Vote on the Compensation Paid to SmartFinancial’s Named Executive Officers.  The Company’s shareholders approved, in a non-binding advisory vote, the compensation paid to SmartFinancial’s named executive officers as disclosed in the Proxy Statement, by the following vote:

VOTES FOR	VOTES AGAINST	ABSTENTIONS	BROKER NON-VOTES
10,937,384	185,718	7,332	2,540,934

Proposal 4: To approve SmartFinancial’s Omnibus Incentive Plan.  The Company’s shareholders approved the Omnibus Incentive Plan by the following vote:

VOTES FOR	VOTES AGAINST	ABSTENTIONS	BROKER NON-VOTES
7,820,088	3,300,626	9,720	2,540,934

Item 9.01    Financial Statements and Exhibits

(d)        Exhibits

Exhibit No.	Description of Exhibit

99.1	SmartFinancial, Inc. Omnibus Incentive Plan

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMARTFINANCIAL, INC.
Date: May 22, 2025
	By:	/s/ William Y. Carroll, Jr.
	Name:	William Y. Carroll, Jr.
	Title:	President & Chief Executive Officer